INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-53922, 33-53924, 33-53926, 33-67946, 33-67948, 33-68120, 33-79070, 33-81668
of Microtest, Inc. on Forms S-8 of our report dated January 28, 1997, appearing in this Form 8-K/A of Microtest, Inc.


DELOITTE & TOUCHE LLP
Phoenix, Arizona

March 3, 1997